EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of PlayAGS, Inc. of our report dated March 4, 2020  relating to the financial statements and financial statement schedules, which appears in PlayAGS's Annual Report on Form 10-K for the year ended December 31, 2019.
/s/ PricewaterhouseCoopers LLP

Las Vegas, Nevada
November 6, 2020